___________, 2012

CIS Acquisition Ltd.

89 Udaltsova Street, Suite 84

Moscow, Russia 119607

Chardan Capital Markets, LLC

17 State Street, Suite 1600

New York, NY 10004

Re:            Initial Public Offering

Gentlemen:

The undersigned [shareholder] [Insert position] of CIS Acquisition Ltd. (the “Company”), in consideration of Chardan Capital Markets, LLC (“Chardan”) entering into an agreement to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

1.            If the Company initiates an issuer tender offer in connection with the consummation of an Acquisition Transaction, the undersigned will not redeem any Shares owned by the undersigned in such tender offer. If the Company solicits approval of its shareholders to approve the Acquisition Transaction, the undersigned will vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares, and will vote any IPO Shares acquired in the IPO or the aftermarket owned by the undersigned in favor of such Acquisition Transaction. If the Company solicits approval of its shareholders to amend Clause 6(3) of our Amended and Restated Memorandum and Articles of Association prior to consummation of an Acquisition Transaction, the undersigned will vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares. The undersigned will not exercise any appraisal rights (if such appraisal rights are available) to which the undersigned may be entitled under the British Virgin Islands Law (“BVI Law”) in connection with the vote to approve any Acquisition Transaction, as the case may be, with respect to any Shares acquired in the aftermarket owned by the undersigned.

2.            In the event that the Company fails to consummate an Acquisition Transaction within 18 months (or 21 months pursuant to the automatic period extension) from the consummation of the IPO (such date being referred to herein as the “Termination Date”), the undersigned shall take all such action reasonably within its power as is necessary to dissolve the Company and liquidate the Trust Fund to holders of IPO Shares as soon as reasonably practicable, subject to any applicable requirements of BVI Law.  [The undersigned in its capacity as a member of the board of directors of the Company hereby agrees not to recommend to shareholders of the company to vote in favor of an amendment to Clause 6(3) of the Company’s Amended and Restated Memorandum and Articles of Association, if such amendment would take effect prior to the consummation of an Acquisition Transaction.] The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares, and his Placement Warrants (“Claim”). The undersigned hereby agrees that he will not seek recourse against the Trust Account for any Claim he may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever, other than liquidation distributions for any IPO Shares acquired by him in the IPO or the aftermarket.

3.            The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any Target Business (“Third-Party Claimant”), but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund; provided, however, that the undersigned shall not be required to so indemnify the Company if the Third-Party Claimant has waived its right to proceed against the Trust Fund.  The undersigned further agrees to advance such funds as are necessary to complete the plan of dissolution and distribution, and not seek repayment thereof, if and to the extent the Company’s assets outside of the Trust Fund are insufficient.

4.            In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a Target Business, until the earlier of the consummation by the Company of an Acquisition Transaction, the liquidation of the Company or until such time as the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

5.            To further minimize potential conflicts of interest, the undersigned acknowledges and agrees that the Company will not consummate any Acquisition Transaction with an entity which is affiliated with any of its founding shareholders unless the Company obtains an opinion from an independent investment banking firm that the Acquisition Transaction is fair to the Company’s unaffiliated shareholders from a financial point of view.

6.            Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Acquisition Transaction.  Notwithstanding the foregoing, the undersigned shall be entitled to reimbursement from the Company for its reasonable out-of-pocket expenses incurred in connection with identifying, investigating and consummating an Acquisition Transaction and the undersigned acknowledges that (i) the Company has an obligation to repay a $[_______] non-interest bearing loan made to the Company by Intercarbo Holding AG, an affiliate of the Company’s officers and directors, and (ii) CIS Acquisition Holding Co. Ltd., an affiliate of the Company’s officers and directors, shall be allowed to charge the Company up to $7,500 per month to compensate it for the Company’s use of CIS Acquisition Holding Co. Ltd.’s office space, utilities and secretarial services.

7.            Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates an Acquisition Transaction.

8.            The undersigned will escrow, in accordance with the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and Continental Stock Transfer & Trust Company, as escrow agent: (i) all of his Insider Shares until the date which is two (2) years after the date on the prospectus in the IPO, and (ii) all of his Placement Warrants until the date on which the Company consummates its initial Acquisition Transaction or post-acquisition tender offer, as the case may be.

9.            [The undersigned agrees to be [a member of the Company’s board of directors] [and] [the Company’s [Insert Officer Position]] until the earlier of the consummation by the Company of an Acquisition Transaction or the liquidation of the Company.  The undersigned’s biographical information furnished to the Company and Chardan and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended.]  The undersigned’s Questionnaire furnished to the Company and Chardan is true and accurate in all respects.  The undersigned represents and warrants that:

(a)            The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)            The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

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(c)            The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10.            The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement [and to serve as [a member of the Company’s board of directors] [and] [the Company’s [Insert Officer Position]].

11.            This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Loeb & Loeb LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding.  If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Chardan and appoint a substitute agent acceptable to each of the Company Chardan within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

12.            As used herein, (i) an “Acquisition Transaction” shall mean an acquisition by a merger, stock exchange, asset acquisition, stock purchase or other similar business combination, or controlling, through contractual arrangements, of one or more Target Businesses that have a fair market value, individually or collectively, of at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition transaction; (ii) “Shares” shall mean shares of the Company’s ordinary shares, par value $.0001 per share; (iii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the Private Placement; (iv) “Insider Shares” shall mean all of the Series C Shares owned by an Insider prior to the Private Placement; (v) “IPO Shares” shall mean the Series A Shares issued in the Company’s IPO; (vii) “Private Placement” shall mean the private placement of securities of the Company consummated immediately prior to the IPO; (viii) “Placement Warrants” shall mean the warrants issued in the Private Placement; (ix) “Series C Shares” shall mean the Shares issued to the Insiders prior to the Private Placement; (x) “Target Business” shall mean an operating business that the Company seeks to acquire; and (xi) “Trust Fund” shall mean the trust account established by the Company at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is deposited.

By:
Name:

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EXHIBIT A

[Insert Biographical Information from “Management” section of Final Prospectus]

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